Exhibit 23.2

KPMG  Peat Marwick LLP

Suite 2000
1211 South West Fifth Avenue
Portland, OR 97204


               Consent of Independent Certified Public Accountants

The Board of Directors
TriQuint Semiconductor, Inc.:


We consent to the use of our reports, dated February 9, 1996, incorporated by reference in the Registration Statement on Form S-8, dated July 24, 1996, of TriQuint Semiconductor, Inc.

As discussed in note 7 to the financial statements, in 1993 the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards, No. 109, Accounting for Income Taxes.




                                                 /s/ KPMG PEAT MARWICK LLP

Portland, Oregon
July 24, 1996